SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  December 10, 2003

YOUNG BROADCASTING INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-25042	13-3339681
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

599 Lexington Avenue
New York, New York 10022

(Address of principal executive offices)

Registrant’s telephone number:  (212) 754-7070

Item 9.           Regulation FD Disclosure.

On July 18, 2003, we received a letter from the Securities and Exchange Commission relating to our annual report on Form 10-K for the year ended December 31, 2002 and our quarterly report on Form 10-Q for the quarter ended March 31, 2003. Among other things, the letter stated the Staff’s belief that the useful life of our network affiliation agreements should be the period of time that the network affiliation agreements are expected to remain in place, assuming renewals, without material modifications to the original terms and conditions. Because we believe that the renewal of any of our network affiliation agreements will not involve a material modification of the overall agreement, we have consistently treated these agreements as indefinite-lived intangible assets. We are continuing to have discussions with the SEC on this issue. We are unable to predict the outcome of these discussions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YOUNG BROADCASTING INC.

Date: December 10, 2003	By:	/s/ James A. Morgan
James A. Morgan
Executive Vice President